UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

WECAST NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Building B4, Tai Ming International Business Court,

Tai Hu Town, Tongzhou District, Beijing, China 101116
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

Securities Purchase Agreement

On January 30, 2017, Wecast Network, Inc. (the “Company” or “Wecast”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BT Capital Global Limited, a Hong Kong company (“BT”) and affiliate of the Company’s chairman Bruno Wu, pursuant to which the Company agreed to purchase and BT agreed to sell all of the outstanding capital stock (the “SVG Common Shares”) of Sun Video Group Hong Kong Limited, a Hong Kong corporation (“SVG”) for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note (the “Note”) with the principal and interest thereon convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Wecast Common Shares”) at a conversion rate of $1.50 per Wecast Common Share in exchange for a guarantee that SVG will achieve certain financial goals within 12 months of the closing, as described further below.

The above-referenced transaction was recommended by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), consisting solely of disinterested directors, and approved by the Company’s Board of Directors (the “Board”). Duff & Phelps, LLC served as an independent financial advisor to the Audit Committee and rendered a fairness opinion in connection with the transaction, which concluded that the transaction was fair from a financial point of view to the Company.

Performance Guarantee

Under the terms of the Purchase Agreement, BT has guaranteed that the business of the SVG and its subsidiaries (the “Sun Video Business”) shall achieve (i) audited revenue of $250 million (the “Revenue Performance Guarantee”), and (ii) $15 million of audited gross profit (the “Profit Performance Guarantee”, and together with the Revenue Performance Guarantee the “Performance Guarantees”), within 12 months of the closing (the “Performance Guarantee Time”). If the Sun Video Business fails to meet either of the Revenue Performance Guarantee or the Profit Performance Guarantee within the Performance Guarantee Time, BT shall forfeit back to the Purchaser the Wecast Common Shares, on a pro rata basis based on the Performance Guarantee for which the Sun Video Business achieves the lowest percentage of the respective amount guaranteed.

The Performance Guarantees shall be based on the consolidated revenue and gross profit of the SVG, its subsidiaries, and any new businesses started by the SVG or its subsidiaries (“New Businesses”), prior to the subtraction of any minority interests. The Performance Guarantees shall also include the consolidated revenue and gross profit of any companies acquired by SVG or its subsidiaries (“Acquisitions”), provided that the Board approves of such future acquisitions. BT shall secure or provide financing for New Businesses and Acquisitions in the form of loans or equity participation at the subsidiary level. The Wecast Common Shares shall be held in escrow and shall be disbursed on a quarterly basis under the terms of an escrow agreement to be entered into between the parties, based on the Company’s unaudited quarterly financial statements. Wecast Common Shares distributed to BT from the escrow account shall be subject to forfeiture back to the Company at the end of each of its fiscal year to the extent the Company’s auditor determines that the year’s Performance Guarantees entitles BT to less Wecast Common Shares than the number of Wecast Common Shares that have already been distributed

Profit Sharing

If the Sun Video Business achieves more than $50 million in cumulative audited net income within 3 years of closing, (the “Net Income Threshold”), the Company shall pay BT 50% of the amount of any cumulative audited net income above the Net Income Threshold. Profit share payments shall be made on an annual basis, in either cash or stock at the discretion of the Board, following each year’s annual audit. If the Board decides to make the payment in stock, the number of Company common stock shares to be awarded shall be calculated based on the market price of the Company’s common stock at the time of its annual audit

Promissory Note

Pursuant to the terms of the Purchase Agreement, the Company issued the Note that is convertible at a conversion rate of $1.50 per Wecast Common Share. The Note has a stated principal amount of $50 million, bears interest at the rate of 0.56% per annum and matures December 31, 2017. In the event of default, the Note will become immediately due and payable. Until receipt of necessary shareholder approvals, the Note is not convertible into the Wecast Common Shares. Once the necessary shareholder approval is received, the unpaid principal and interest thereon will automatically convert into the Wecast Common Shares.

Other

Under the terms of the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to obtain any approvals of the Company’s shareholders required under the Company’s organizational documents, applicable law and/or the listing rules and regulations of NASDAQ to approve the issuance of the Wecast Common Shares as promptly as practicable.

The foregoing description of the Purchase Agreement and the Note is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreements which we will file as exhibits to our next Annual Report on Form 10-K.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Note issued in connection with the Purchase Agreement discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the issuance of the Note and the potential issuance the Wecast Common Shares to BT in connection the Note discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The Company issued the Note and will issue the Wecast Common Shares upon conversion of the Note in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 8.01	Other Events.

On February 1, 2017, the Company issued a press release announcing the entry into and closing of the Purchase Agreement, among other items. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 1, 2017.

*  *  *  *  *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECAST NETWORK, INC.

Date: February 1, 2017	By:	/s/ Bing Yang
Bing Yang
Chief Executive Officer